UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2021

Clene Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39834	85-2828339
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6550 South Millrock Drive, Suite G50 Salt Lake City, Utah	84121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 676 9695

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value US$0.0001 per share	CLNN	The Nasdaq Stock Market LLC
Warrants, to acquire one-half of one share of Common Stock for $11.50 per share	CLNNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Loan Agreement

On May 21, 2021 (the “Closing Date”), Clene Inc. (along with its subsidiaries, the “Company”) and its wholly owned subsidiary, Clene Nanomedicine, Inc., entered into a Loan and Security Agreement and related Supplement (the “Loan Agreement”), by and among Avenue Venture Opportunities Fund, L.P. (“Avenue”), a Delaware limited partnership within the Avenue Capital Group, and its affiliates. The Loan Agreement provides for term loans (the “Loans”) in an aggregate principal amount up to $30 million, with up to $20 million committed on the Closing Date (“Tranche 1”) and up to $10 million funded between January 1, 2022 and June 30, 2022 (“Tranche 2”). Avenue’s obligation to fund Tranche 2 is subject to (I) the Company’s written request for Tranche 2; (II) approval by Avenue’s Investment Committee; (III) the Company’s achievement of a statistically significant result on the primary endpoint as defined within the statistical analysis plan for each respective study, or the totality of the results for any study warrant advancement into a subsequent clinical efficacy study, as reasonably determined by the Company and Avenue with respect to at least two of the following studies: (i) RESCUE-ALS or HEALEY-ALS; (ii) REPAIR-PD; or (iii) REPAIR- MS (the “Performance Milestone 1”); and (IV) the Company’s receipt of net proceeds of at least $30 million from the sale and issuance of the Company’s equity securities (including any private placement or follow-on offering) between May 2, 2021 and June 30, 2022. The purpose of the Loans is to fund the expansion of manufacturing capabilities in the state of Maryland and for general corporate purposes.

On the Closing Date, the Company received $15 million of funds under the Loan Agreement. Pursuant to the Loan Agreement, the maturity date for the Loans is December 1, 2024 (the “Maturity Date”), with interest payable in monthly installments beginning on July 1, 2021. The Loan principal is repayable in equal monthly installments beginning on July 1, 2022, with the possibility of deferring principal payments an additional 12 to 24 months contingent upon the Company’s achievement of the Performance Milestone 1 and whether the Company has drawn Tranche 2. The Loans bear interest at a variable rate per annum equal to the sum of (i) the greater of (A) the prime rate, as published by the Wall Street Journal from time to time or (B) 3.25%, plus (ii) 6.60%.

The Company may, subject to certain parameters, voluntarily prepay amounts due under the Loan Agreement. If prepayment occurs before the two-year anniversary of the Closing Date, the Company shall pay a fee equal to the principal amount of the Loans prepaid multiplied by 2.00%; and if prepayment occurs after the two-year anniversary of the Closing Date, the Company shall pay a fee equal to the principal amount of the Loans prepaid multiplied by 1.00%.

Pursuant to the Loan Agreement, the Company is subject to a financial covenant related to the maintenance of minimum unrestricted cash and cash equivalents. The covenant will be waived upon the Company’s achievement of the Performance Milestone 1 and upon receiving certain additional equity financing between May 1, 2021 and June 30, 2022. The Loan Agreement also contains various covenants and restrictive provisions that, among other things, limit the ability of the Company and its subsidiaries to (i) incur additional debt, guarantees or liens; (ii) pay any dividends; (iii) enter into certain change of control transactions; (iv) sell, transfer, lease, license, or otherwise dispose of certain assets; (v) make certain investments or loans; and (vi) engage in certain transactions with related persons.

An event of default under the Loan Agreement includes, among other events, (i) failure to pay any principal or interest when due and payable and when such failure continues for three business days; (ii) failure to pay any debts generally as they become due; (iii) sale, transfer or disposition of all or a substantial or material part of the Company’s assets; (iv) failure to perform or observe certain covenants contained in the Loan Agreement (subject to certain grace periods); and (v) create, incur, assume or permit to exist any lien on the Company’s property except certain permitted liens.

The Loan Agreement is collateralized by certain real and personal property and capital stock of the Company and its subsidiaries, in which Avenue is granted continuing security interests. The collateral does not include certain intangible assets of the Company, or greater than 65.00% of the voting capital stock held by the Company in subsidiaries that are controlled foreign corporations (as defined in the Internal Revenue Code).

Pursuant to the Loan Agreement, Avenue also has the right to convert up to $5 million of the Loan principal outstanding into shares of Clene Inc. common stock (the “Conversion Right”) at a price per share equal to 120% of the exercise price of the Warrants (further discussed below) at any time from the first through the third anniversary of the Closing Date, subject to certain terms and conditions.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Loan Agreement and Supplement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Warrants

On the Closing Date and pursuant to the funding of Tranche 1 of the Loan Agreement, the Company issued to Avenue warrants to purchase up to 115,851 shares of Clene Inc. common stock (the “Warrants”). The Warrants expire on May 21, 2026 (the “Expiration Date”) and have an exercise price per share equal to the lower of (i) $8.63 (which is equal to the five-day volume weighted average price per share, determined as of the end of trading on the last trading day prior to execution of the Loan Agreement), or (ii) the lowest price per share paid by cash investors for Clene Inc. common stock issued in the next bona fide round of equity financing prior to March 31, 2022.

Additionally, pursuant to the draw of Tranche 2 of the Loan Agreement, the Company will issue to Avenue warrants to purchase a number of shares of Clene Inc. common stock equal 5% of the Tranche 2 principal divided by the lower of (i) the five-day volume weighted average price per share, determined as of the end of trading on the last trading day prior to any issuance thereof, or (ii) the lowest price per share paid by cash investors for Clene Inc. common stock issued in the next bona fide round of equity financing prior to March 31, 2022 (the “Stock Purchase Price”). The Warrants expire on the Expiration Date and have an exercise price per share equal to the Stock Purchase Price.

Avenue may exercise the Warrants at any time, or from time to time up to and including the Expiration Date, by making a cash payment equal to the exercise price multiplied by the quantity of shares. Avenue may also exercise the Warrants on a cashless or “net issuance” basis by receiving a net number of shares calculated pursuant to the formula set forth in the Warrants. The Warrants are subject to anti-dilution adjustments for stock dividends, stock splits, and reverse stock splits.

The foregoing description of the Warrants does not purport to be complete and is qualified in its entirety by reference to the text of the Warrants, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Private Placement

On May 24, 2021, the Company entered into subscription agreements (the “Subscription Agreements”) with various investors for the private placement of Common Stock (the “Private Placement” or “PIPE”). Investors in the PIPE included David Matlin, a member of the Company’s Board of Directors; Symbiosis II, LLC, an entity affiliated with WIT, LLC, an investment management entity for which Chidozie Ugwumba, a member of the Company’s Board of Directors, serves as a Managing Director and the Co-Head of the Direct and Impact Investment Group; and Kensington Clene 2021, LLC, an entity in which Alison Mosca, a member of the Company’s Board of Directors, serves as sole manager and a minority investor. Under the Private Placement, 960,540 shares of Clene Inc. common stock (the “PIPE Shares”) were sold, resulting in net proceeds of approximately $9.25 million, based on the offering price of $9.63 per share, the last reported sale price of Clene Inc. common stock on The Nasdaq Capital Market on May 21, 2021. The closing of the Private Placement occurred substantially concurrently with, and was conditioned upon, the closing of the Loan Agreement. The purpose of the Private Placement is to fund the expansion of manufacturing capabilities in the state of Maryland and for general corporate purposes.

The Company agreed to file with the U.S. Securities and Exchange Commission a registration statement registering the resale of the PIPE Shares within 60 days of the Closing Date.

The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by reference to the text of the Form of Subscription Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 of this Current Report on Form 8-K.

The Private Placement, Warrants and any shares of common stock issued upon exercise of the Warrants, if applicable, will be issued in reliance on the exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”), as amended, pursuant to Section (4)(a)(2) thereof and Rule 506(b) of Regulation D promulgated thereunder as a transaction by an issuer not involving any public offering, in which the investors are accredited investors and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. Such securities may not be offered or sold in the United States absent registration or an exemption under the Securities Act and any applicable state securities laws.

None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions.

Item 7.01 Regulation FD Disclosure.

On May 24, 2021, the Company issued a press release announcing the closing of the Loan Agreement and Private Placement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act, regardless of any general incorporation language in any such filings, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Loan and Security Agreement, dated as of May 21, 2021, between Clene Inc., Clene Nanomedicine, Inc. and Avenue Venture Opportunities Fund, L.P.
10.2	Supplement to the Loan and Security Agreement, dated as of May 21, 2021, among Client Inc., Clene Nanomedicine, Inc., and Avenue Venture Opportunities Fund, L.P.
10.3	Form of Avenue Venture Opportunities Fund, L.P. Warrant to Purchase Shares of Stock of Clene Inc.
10.4	Form of Subscription Agreement
99.1	Press Release dated May 24, 2021 announcing the closing of the Loan Agreement and Private Placement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clene Inc.

Date: May 24, 2021	By:	/s/ Robert Etherington
Robert Etherington
President, Chief Executive Officer and Director

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